EXHIBIT 32.1

CERTIFICATION

I, Ronald J. Buschur, Chief Executive Officer of Powerwave Technologies, Inc. (the “Company”), certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. Section 1350, that:

1.
this Amendment No. 1 to the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 27, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 8, 2010	By:	/s/ RONALD J. BUSCHUR
Ronald J. Buschur President and Chief Executive Officer Powerwave Technologies, Inc.

This Certification will not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section.